EXHIBIT 10.1
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                 CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
                        2005 LONG-TERM INCENTIVE PLAN

                    EXECUTIVE LONG-TERM INCENTIVE PROGRAM
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                          (REVISED MARCH 12, 2007)

   1.1 GRANTS. Under the terms and provisions of the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (the "Plan"), the terms of which are hereby incorporated by reference, the Compensation Committee (the "Committee") of the Board of Directors of Consolidated Communications Holdings, Inc. (the "Company") may grant awards based on shares of the Company's Stock, including Stock Grants, to eligible employees in such amounts as the Committee shall determine. This Executive Long-Term Incentive Program ("Executive LTIP") establishes a methodology for determining Stock Grants under the Plan to selected senior executives of the Company or any Subsidiary or Affiliate ("Key Employees") in 2007 and subsequent years. The Committee will make Restricted Stock Grants and Performance Stock Grants to Key Employees pursuant to the guidelines set forth below.

   1.2 GUIDELINES. The number of shares subject to Stock Grants awarded to a Key Employee will be determined as follows:

        (a)  Target Value.
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             On or prior to March 31 of each calendar year, the Committee will determine for each Key Employee (by comparable position), the economic value of target annualized long-term incentive equity compensation, based on a value reflecting approximately the 50th percentile of the general industry index selected by the Committee (the "Target Value").

        (b)  Restricted Stock Grants.
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             (i)       It is intended that initial Restricted Stock
                       Grants will be made in March, 2007, in the following amounts:

                                Employee         Restricted Stock Grant
                                --------         ----------------------
                            Robert J. Currey            [_____]
                           Steven L. Childers            13,591
                            Joseph R. Dively             13,591
                            Steven J. Shirar             13,591
                             C. Robert Udell             13,591
                            Christopher Young            10,297







             (ii) In any subsequent year in which the Committee determines to make Restricted Stock Grants, the Committee will authorize a Restricted Stock Grant to each Key Employee for a number of shares equal to (i) 50% of the Target Value in effect for such year for such Key Employee, divided by the Fair Market Value of a share of Common Stock on the date of grant; multiplied by (ii) the number of years the Restricted Stock Grant is intended to cover for each Key Employee. Fractional shares will be rounded up. The shares will be subject to restrictions on transfer and vesting provisions as determined by the Committee for each Executive at the time of grant.

        (c)  Performance Stock Grants.
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             (i)       On or prior to the March 31 of each calendar year
                       constituting a performance period, the Committee will authorize a Performance Stock Grant to each Key Employee that entitles the Key Employee to receive a number of shares of Restricted Stock in the next calendar year based on achievement of performance goals for such performance period.
                       The performance goals and achievement levels will be established by the Committee prior to such March 31.

             (ii) Following the completion of the applicable performance period, the Committee will determine the extent to which the performance goals have been achieved at the target and other applicable levels established pursuant to subsection (c)(i) above. If performance goals for 2007 are achieved at the target level, the following shares of Restricted Stock will be authorized for payment:

                                Employee         Performance Stock Grant
                                --------         -----------------------
                            Robert J. Currey             [_____]
                           Steven L. Childers             5,034
                            Joseph R. Dively              5,034
                            Steven J. Shirar              5,034
                             C. Robert Udell              5,034
                            Christopher Young             3,814


                       If performance goals for any subsequent year are achieved at the target level, the Committee will authorize payment to each Key Employee of a number of shares of Restricted Stock equal to 50% of the

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                       Target Value in effect for the year in which the
                       Performance Stock Grant was authorized to such Key Employee, divided by the product of (A) the Fair Market Value of a share of Common Stock on the date of grant of the Performance Stock Grant, and
                       (B) a percentage determined by the Committee at the beginning of the applicable performance period to reflect the probability of achieving results at the target levels.

             (iii) If the performance goals are achieved at above or below the target level, then the number of shares to be paid to the Key Employee will be adjusted to reflect achievement at the different levels. If there is more than one performance goal, the Committee will determine achievement of the performance goals on a blended basis that takes into account the weighting assigned to each individual goal. The performance goals that apply for each performance period, the weighting of such goals, and the payout levels commensurate with various levels of achievement of such goals will be detailed in the Performance Stock Grant Certificate. Fractional shares will be rounded up. The shares of Restricted Stock received pursuant to the Performance Stock Grant will be subject to restrictions on transfer and vesting provisions as determined by the Committee at the time of grant.

             (iv) Notwithstanding the foregoing, no individual who is not employed by the Company or any Subsidiary or Affiliate on the date the Committee determines achievement of the performance goals for a performance period will be eligible to receive shares of Restricted Stock under this Section 1.2(c).

   1.3 STOCK GRANT CERTIFICATES. Each Stock Grant awarded pursuant to this Executive LTIP will be evidenced by a Certificate, which will specify the number of shares subject to the award, the vesting schedule, the payment provisions, and such other provisions as the Committee determines. A Restricted Stock Grant Certificate will be delivered to each Key Employee as soon as practicable after the Committee determines the amount of such Restricted Stock Grant in accordance with Section 1.2(b), and a Performance Stock Grant Certificate will be delivered to each Key Employee as soon as practicable after the Committee sets the performance goals in accordance with subsection 1.2(c)(i).

   1.4 CAPITALIZED TERMS. Capitalized terms used but not defined herein have the meanings assigned to such terms pursuant to the Plan.

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